EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a  Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of TransCommunity Financial Corporation and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: July 29, 2005

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,
as General Partner
			By:	s/ Paul Burke
Name: Paul Burke
Title: Director
	By:	s/ Paul Burke
Name: Paul Burke
		Title: Member	NORTHAVEN ASSOCIATES, LLC

NORTHAVEN PARTNERS II, L.P.

By:	Northaven Associates, LLC,		By:	s/ Paul Burke
	as General Partner			Name: Paul Burke
Title: Member

	By:	s/ Paul Burke	NORTHAVEN MANAGEMENT, INC.
Name: Paul Burke
Title: Member

NORTHAVEN PARTNERS III, L.P.			By:	s/ Paul Burke
Name: Paul Burke
By:	Northaven Associates, LLC,			Title: Vice President
as General Partner

	By:	s/ Paul Burke
Name: Paul Burke
Title: Member